Exhibit 10.1

STOCK AWARD AGREEMENT

Stock Award Agreement  (this “Agreement”) dated as of March 11, 2009 is between  SWANK, INC., a Delaware corporation (the “Company”), and JOHN TULIN (the “Employee” or “you”).

Recital

In recognition of services heretofore provided and to be provided by the Employee to the Company as its Chairman and Chief Executive Officer, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stock Option Committee of the Board of Directors of the Company has determined to grant to you, upon the terms and subject to the conditions of the Swank, Inc. 2008 Stock Incentive Plan (the “Plan”) and this Agreement, a stock award of forty-seven thousand, six hundred and nineteen (47,619) shares of the common stock, $0.10 par value per share (“Common Stock”) of the Company, subject to the Employee’s representations, warranties and agreements set forth below.

Agreement

1.         Grant of Shares. Upon the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Employee a stock award consisting forty-seven thousand, six hundred and nineteen (47,619) (the “Shares”) of Common Stock.

2.          Representations and Warranties of the Employee.

(a)         The Employee understands that the sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom for non-public or limited offerings, or under any state securities or “blue sky” laws. The Employee is acquiring the Shares for him own account for investment and not with a view to or for resale in connection with any distribution of the Shares. The Employee understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available at that time.

(b)         The employee is an “accredited investor” as such term is defined in the Securities Act. The Employee has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of him investment in the Shares. The Employee has adequate means of providing for him current needs and possible future contingencies, is able to bear the economic risks of him investment in the Shares and is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of him investment in the Shares in the event any loss should occur.

(c)         The Employee has received a copy of such documents relating to the Company requested by the Employee, has carefully reviewed them, has had the opportunity to obtain any additional information necessary to verify their accuracy and has been given the opportunity to meet with representatives of the Company and to have them answer any questions and provide any additional information regarding the Shares as he has considered relevant, and all such questions have been answered and requested information provided to the Employee’s full satisfaction.

(d)         The Employee understands and agrees that a Securities Act restrictive legend will be placed on any certificate representing the Shares that stop transfer instructions will be placed on any such certificates as may be necessary or appropriate to, among other things, prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws.

3.         Rights as Stockholder. The Shares shall constitute issued and outstanding shares of Common Stock for all purposes.

4.         Taxes. The Employee shall be responsible for, and the Company shall withhold, all applicable federal, state and local income and employment taxes, FICA obligations, and other applicable withholdings payable with respect to the grant of the Shares. As provided in Article XIV of the Plan, the Employee hereby authorizes the Company to withhold from the Shares otherwise issuable to the Employee under the Plan Shares having a Fair Market Value equal to the amount to be withheld, all in accordance with the Plan.

5.         No Right to Employment. Nothing in this Agreement shall be construed to give the Employee any right to be awarded any additional Shares or to confer on the Employee any right to continue in the employ of the Company or any of its subsidiaries or to be evidence of any agreement or understanding, express or implied, that the Company or any of its subsidiaries shall employ the Employee in any particular position or at any particular rate of remuneration, or for any particular period of time or to interfere in any way with the right of the Company (or the right of the Employee) to terminate the employment of the Employee at any time, with or without cause (subject, in each case, to any present or future employment agreement between the Company and Employee).

6.         No Transfer or Assignment. Except as expressly set forth herein, no right or benefit of the Employee hereunder shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber, or charge the same shall be void and of no force or effect.

7.         Plan.    The grant of the stock award is subject in all respects to the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms and conditions of the Plan will govern.

8.         Amendments. This Agreement may only be amended or modified by written agreement of the Company and the Employee.

9.         Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding upon and inure to the benefit of the Employee and him legatees, distributees and personal representatives.

10.       Waivers. Any waiver or consent from either the Employee or the Company respecting any term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of either the Employee or the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement in no manner shall affect that party’s right at a later time to enforce any such term or provision.

10.       Governing Law. The validity, interpretation, construction and performance of this Contract shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely in such state.

11.       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect, impair or invalidate any other provision of this Agreement.

12.       Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13.       Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SWANK, INC.

By:	/s/ Jerold R. Kassner
Name:	Jerold R. Kassner
Title:	Executive Vice President

/s/ John Tulin
John Tulin